EXHIBIT 32.2
CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER (SOX 906)
The certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.
In my capacity as chief financial officer of Ingram Micro Inc., I hereby certify that, to the best of my knowledge, Ingram Micro Inc.’s annual report on Form 10-K for the fiscal year ended January 3, 2009 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Inc.
/s/ William D. Humes
Name: William D. Humes
Title:   Executive Vice President and Chief Financial Officer
Dated: March 4, 2009